PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as
☒	Definitive Proxy Statement		permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CARPENTER TECHNOLOGY CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[LOGO] CARPENTER

September 23, 2003

To Our Stockholders:

It is our pleasure to invite you to attend the 2003 Annual Meeting of Stockholders of Carpenter Technology Corporation, to be held at 11:00 a.m. on Monday, October 27, 2003. The meeting will be held at the Millennium Hotel New York Broadway, Millennium Conference Center, 145 West 44th Street, New York, New York.

Business scheduled for the Annual Meeting includes:

•	The election of three directors; and

•	Approval of the appointment of PricewaterhouseCoopers LLP as Carpenter’s independent public auditors for fiscal 2004.

Information concerning these matters is included in the Notice of Annual Meeting and Proxy Statement. Also, at the meeting, I will respond to questions concerning Carpenter’s operations.

If you plan to attend the meeting, please bring the admission ticket attached to your proxy card with you. If your shares are held in the name of a broker, bank, or other nominee, and you wish to attend the meeting, you should obtain a letter from your broker, bank, or other nominee indicating that you are the beneficial owner of a stated number of shares of Carpenter stock as of the record date, August 29, 2003.

If you do not attend the meeting, you may vote over the Internet, by telephone, or by returning your proxy card. To ensure proper representation of your shares at the meeting, please follow the voting instructions beginning on page 2 of the Proxy Statement. You may also mark your proxy card, then sign, date, and return it at your earliest convenience.

I look forward to seeing you at the meeting.

Sincerely,

/s/ ROBERT J. TORCOLINI

ROBERT J. TORCOLINI
Chairman, President and
Chief Executive Officer

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[LOGO] CARPENTER

Notice of Annual Meeting of Stockholders

on

October 27, 2003

CARPENTER TECHNOLOGY CORPORATION will hold its 2003 Annual Meeting of Stockholders at the Millennium Hotel New York Broadway, Millennium Conference Center, 145 West 44th Street, New York, New York on Monday, October 27, 2003 at 11:00 a.m. We will vote on the following matters:

1.	The election of three directors;

2.	Approval of independent auditors for the fiscal year ending June 30, 2004; and

3.	Any other business that is properly presented at the meeting.

Only stockholders who were record owners at the close of business on August 29, 2003, may vote at the meeting. A list of those stockholders will be available at the meeting and also during the ten days before the meeting at the office of the Corporate Secretary, 2 Meridian Boulevard, 3rd Floor, Wyomissing, Pennsylvania.

Regardless of the number of shares that you own, it is important that your shares be represented at the meeting. You are encouraged to take advantage of the easy and cost-effective Internet and telephone voting that Carpenter offers. Please see page 2 of the Proxy Statement for Internet and telephone voting instructions. You may also vote by completing and signing the proxy card and returning it in the enclosed postage pre-paid envelope as soon as possible.

You are cordially invited to attend the meeting. If you plan to attend the meeting, please use the admission ticket attached to your proxy card. Upon presentation of proper identification, you may attend the meeting without an admission ticket.

By Order of the Board of Directors,

/s/ DAVID A. CHRISTIANSEN

DAVID A. CHRISTIANSEN
Vice President,
General Counsel and Secretary

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[LOGO] CARPENTER

September 23, 2003

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies for the Annual Meeting of Stockholders on October 27, 2003, and any adjournment thereof. Carpenter’s 2003 Annual Report is being mailed along with this Notice and Proxy Statement, but is not incorporated as part of the Proxy Statement and is not to be considered part of the proxy solicitation material. These materials are being sent to stockholders on or about September 23, 2003.

Why Proxies are Being Solicited

Carpenter’s Board of Directors is soliciting proxies so that every stockholder will have an opportunity to vote at the meeting, whether or not the stockholder attends the meeting in person. You are being asked to vote on two proposals:

•	The election of three directors to three-year terms, which will expire in 2006; and

•	Approval of the appointment of PricewaterhouseCoopers LLP as Carpenter’s independent auditors for the fiscal year ending June 30, 2004.

Cost of Solicitation

Carpenter will pay the cost of preparing, assembling, and mailing the Notice of Annual Meeting, Proxy Statement and proxy card. Directors, officers, and regular employees of Carpenter may solicit proxies in person or by telephone without additional compensation. Carpenter will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of Carpenter stock.

Who Can Vote

Stockholders who were record owners of Carpenter stock at the close of business on August 29, 2003, may vote at the meeting. On August 29, 2003, there were 22,382,492 shares of Carpenter common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote. There were also 349.85 shares of Carpenter’s series A convertible preferred stock held by the trustee of the Carpenter Employee Stock Ownership Plan (“ESOP”). Under the ESOP, each share of preferred stock is convertible into at least 2,000 shares of common stock, with the equivalent of 1.3 votes for each share of common stock, subject to anti-dilution adjustments and to limitations under applicable securities laws and stock exchange regulations. The preferred stock and the common stock vote together as a single class on all matters submitted to holders of common stock.

Each participant in the ESOP, the Savings Plan of Carpenter Technology Corporation (“Savings Plan”) and subsidiary benefit plans which offer Carpenter stock as an investment may direct the trustee of each plan how to vote the shares credited to the participant’s account. The trustee will vote any shares for which no direction is received, or shares in the ESOP that have not yet been allocated to participating employees’ accounts, in the same proportion and manner as the directed shares.

How to Vote

You may vote in one of four ways:

Vote Over the Internet

•	If your shares are held in the name of a broker, bank or other nominee: Vote your Carpenter shares over the Internet by accessing the website given on the proxy card you received from such broker, bank, or other nominee. You will need the control number that appears on your proxy card when you access the web page.

•	If your shares are registered in your name: Vote your Carpenter shares over the Internet by accessing American Stock Transfer & Trust Company’s Proxy Vote Online website at www.voteproxy.com and following the on-screen instructions. You will need the control number that appears on your proxy card when you access the web page.

Vote By Telephone (Touch-Tone Phone Only)

•	If your shares are held in the name of a broker, bank, or other nominee: Vote your Carpenter shares over the telephone by following the telephone voting instructions, if any, provided on the proxy card you received from such broker, bank or other nominee.

•	If your shares are registered in your name: Vote your Carpenter shares over the telephone by accessing the telephone voting system toll-free at 1-800-PROXIES and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the control number that appears on your proxy card when you call.

Internet and telephone voting will provide proxies the same authority to vote your shares as if you returned your proxy card.

Vote by Returning Your Proxy Card

You may vote by signing and returning your proxy card. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted as recommended by the Board of Directors. If you wish to give a proxy to someone other than those designated on the proxy card, you may do so by crossing out the names of the designated proxies and inserting the name of another person. The person representing you should then present your signed proxy card at the meeting.

Vote by Ballot at the Meeting

You may also attend the meeting and vote by a ballot that you will receive at the meeting. Your admission ticket to the meeting is attached to your proxy card.

If You Change Your Mind After Voting

You can revoke your proxy at any time before it is voted. Proxies are voted at the Annual Meeting. You can write to the Corporate Secretary stating that you wish to revoke your proxy and that you need another proxy card. More simply, you can vote again, either over the Internet or by telephone. Your last vote is the vote that will be counted. If you attend the meeting, you may vote by ballot, which will cancel your previous proxy vote.

Required Vote

Holders of a majority of the outstanding shares must attend or be represented by proxy at the Annual Meeting to constitute a quorum so that business may be conducted. Carpenter’s By-Laws and Delaware law govern the vote needed to approve the proposals. Directors are elected by a plurality of the total votes cast. A majority of the votes cast must approve the appointment of independent auditors.

Abstentions and votes withheld for directors are counted towards the quorum, but are not included in the vote count for election of the directors or approval of the independent auditors. In the absence of instruction from the customers who are the beneficial owners, brokers who hold shares in street name for customers have discretionary authority to vote on certain routine matters, such as the election of directors and approval of independent auditors. A “broker non-vote” occurs when brokers do not have such discretionary voting authority under the rules of the New York Stock Exchange. Because brokers will have discretionary authority to elect directors and to approve the appointment of PricewaterhouseCoopers, there will be no broker non-votes at the meeting.

Stockholder Nominations to the Board of Directors

The Corporate Governance Committee will consider sound and meritorious nomination suggestions from stockholders. Under Carpenter’s By-Laws, all letters of recommendation for nomination at the 2004 Annual Meeting of Stockholders must be received by the Corporate Secretary at Carpenter’s headquarters between July 29, 2004 and August 28, 2004. Your notice to the Corporate Secretary should contain your name, address, and number of shares of Carpenter stock you own, in addition to the following information:

•	For each person you propose to nominate for election or re-election as a director specify:

(i)	name, age, business address, and residence address;

(ii)	principal occupation or employment;

(iii)	number of shares of Carpenter stock beneficially owned by the person; and

(iv)	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the proxy rules.

•	A signed statement from the person recommended for nomination indicating that he or she consents to be considered as a nominee.

Carpenter may require any proposed nominee to furnish other information reasonably necessary to determine the person’s eligibility to serve as a director of Carpenter. Only individuals nominated in accordance with Carpenter’s By-Laws and applicable Delaware law are eligible for election as a director.

2004 Stockholder Proposals

If you wish to include a proposal in the Proxy Statement for the 2004 Annual Meeting of Stockholders, your written proposal must be received by Carpenter no later than May 25, 2004. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission, the laws of the State of Delaware, and Carpenter’s By-Laws. Stockholder proposals may be mailed to the Corporate Secretary, Carpenter Technology Corporation, P.O. Box 14662, Reading, PA 19612-4662.

Under Carpenter’s By-Laws, stockholder proposals that are not included in the proxy materials may be presented at the 2004 Annual Meeting of Stockholders only if they meet the above requirements and the Corporate Secretary is notified in writing of the proposals between July 29, 2004 and August 28, 2004. For each matter that you wish to bring before the meeting, provide the following information:

(i)	a brief description of the business and the reason for bringing it to the meeting;

(ii)	your name and record address;

(iii)	the number of shares of Carpenter stock which you own; and

(iv)	any material interest (such as financial or personal interest) that you have in the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Listed below are the only individuals and entities known by Carpenter to own more than 5% of the common stock as of August 29, 2003:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent(1) of Class
Ada E. Rossin and Estate of Peter C. Rossin 1500 Oliver Building Pittsburgh, PA 15222	2,278,420	(2)	9.9%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,671,000	(3)	7.2%

T. Rowe Price Associates 100 East Pratt Street Baltimore, MD 21289-9010	1,181,000	(4)	5.1%

(1)	The percentages are calculated on the basis of the common stock outstanding plus the common stock that would be outstanding if the shares of convertible preferred stock in the ESOP were converted, using the conversion ratio of one preferred share equal to 2,000 shares of common stock.
(2)	These shares are subject to a standstill agreement among Carpenter, Mrs. Rossin and the Estate of Mr. Peter C. Rossin (“Rossin Estate”). This agreement was entered into when Carpenter purchased Dynamet Incorporated in 1997. The standstill agreement provides certain limitations on the ability of Mrs. Rossin and the Rossin Estate to buy or sell the common stock, solicit proxies, participate in a tender offer, business combination, or restructuring of voting securities affecting Carpenter and on the ability of Mrs. Rossin and the Rossin Estate to seek control of or influence Carpenter’s Board or Management. In addition, the standstill agreement provides that the Board will recommend the election, as a director of Carpenter, of a person that Mrs. Rossin, the Rossin Estate and the other former Dynamet shareholders designate, if the person is reasonably acceptable to the Board. The standstill agreement expires in 2007, unless terminated earlier because of a change in control of Carpenter or a reduction below 5% of the voting power of the former Dynamet shareholders. Such number does not include 5,922 director stock units held by Mr. Peter C. Rossin (deceased), the value of which is to be paid to Mrs. Rossin in cash.
(3)	This information as of June 30, 2003, was supplied to Carpenter by Dimensional Fund Advisors Inc. (“Dimensional”). Dimensional is an investment advisor registered under the Federal Investment Advisors Act. It furnishes investment advice to four investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possesses sole voting power and investment power over all of these shares of Carpenter stock. The investment companies and investment vehicles own all these shares of Carpenter stock. Dimensional disclaims beneficial ownership of these shares.

(4)	This information as of June 30, 2003, was supplied to Carpenter by T. Rowe Price Associates (“T. Rowe”). T. Rowe is an investment advisor registered under the Federal Investment Advisors Act. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, T. Rowe possesses sole voting power and investment power over all of these shares of Carpenter stock. The investment companies and investment vehicles own all these shares of Carpenter stock. T. Rowe disclaims beneficial ownership of these shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the ownership of Carpenter common stock as of August 29, 2003, by each director, Carpenter’s six most highly compensated executive officers during fiscal 2003 (the “Named Executive Officers”) and the directors and officers as a group. Except as noted below, the directors and officers have sole voting and investment power over these shares of common stock.

Director and Officer Stock Ownership

Name	Number of Shares Beneficially Owned(1)		Director Stock Units(2)	Shares and Units Beneficially Owned(1)		Percentage of Outstanding Shares(3)(4)
Anderson, Jr., C. G.	0		0	0
Draeger, D. M.	293,359	(5)	n/a	293,359	(5)	1.3
Fitzpatrick, J. M.	18,557		4,413	22,970.1
Hewson, M. A.	5,019		2,755	7,774
Hudson, W. J.	24,332		7,342	31,674.1
Lawless, R. J.	18,814		4,392	23,206.1
Pokelwaldt, R. N.	17,370		5,394	22,764.1
Pratt, G. A.	6,000		2,188	8,188
Torcolini, R. J.	172,320	(5),(6)	n/a	172,320	(5),(6)	.7
Turner, K. C.	21,955		4,600	26,555.1
Ward, Jr., S. M.	10,000		4,439	14,439
Wolfe, K. L.	23,300		4,724	28,024.1
Geremski, T. E.	77,947	(6)	n/a	77,947	(6)	.3
Lodge, R.W.	82,019	(5)(6)	n/a	82,019	(5)(6)	.4
Shor, M. L.	127,219	(6)	n/a	127,219	(6)	.5
Welty, J. R.	79,545	(5),(6)	n/a	79,545	(5),(6)	.3
All directors and officers as a group (23 in all)	1,220,854	(5),(6)	40,247	1,261,101	(5),(6)	5.1

(1)	The amounts include the following shares of common stock that the individuals have the right to acquire by exercising outstanding stock options within 60 days after August 29, 2003:

C. G. Anderson, Jr.	0	R. N. Pokelwaldt	16,000	K. L. Wolfe	22,000
D. M. Draeger	248,700	G. A. Pratt	6,000	T. E. Geremski	69,000
J. M. Fitzpatrick	17,000	R. J. Torcolini	148,520	R. W. Lodge	64,400
M. A. Hewson	4,000	K. C. Turner	20,502	M. L. Shor	107,600
W. J. Hudson	20,000	S. M. Ward, Jr.	10,000	J. R. Welty	65,780
R. J. Lawless	16,000
All directors and officers as a group (23 in all)					1,054,002

(2)	These stock units convert to an equivalent number of shares of common stock upon the director’s retirement or termination of service due to disability. The value of the stock units tracks the value of the common stock, but the units have no voting rights.

(3)	Ownership is rounded to the nearest 0.1% and is less than 0.1% except where stated. Stock units are not included in the calculation of percentage of outstanding shares owned, with the exception of the calculation for William J. Hudson, which includes 7,342 stock units which will convert to common stock within 60 days after August 29, 2003, as a result of his retirement on October 27, 2003.
(4)	The percentages are calculated on the basis of the common stock outstanding plus the common stock that would be outstanding if the shares of convertible preferred stock in the ESOP were converted, using the conversion ratio of one preferred share equal to 2,000 shares of common stock.
(5)	Voting and investment power is shared with respect to the following shares of common stock:

D. M. Draeger	36,609
R. W. Lodge	5,990
R. J. Torcolini	9,739
J. R. Welty	6,957
All directors and officers as a group	59,295

(6)	The amounts include the following shares of common stock held in the Savings Plan and the ESOP (if the preferred stock actually held in the ESOP were converted into common stock using the ratio of one preferred share equal to 2,000 shares of common stock):

T. E. Geremski	47
R. W. Lodge	2,929
M. L. Shor	7,405
R. J. Torcolini	2,625
J. R. Welty	6,808
All officers as a group	36,275

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Carpenter’s Board of Directors consists of 11 directors serving in three classes. Each class of directors serves for a period of three years. The term of office of one class of directors expires each year at the Annual Meeting.

Mr. Hudson is retiring from the Board of Directors on the date of the 2003 Annual Meeting.

Messrs. Anderson, Torcolini and Wolfe have been nominated for election at the 2003 Annual Meeting of Stockholders. If elected, their terms will expire at the 2006 Annual Meeting. The biographical summaries of the nominees and the remaining seven directors whose terms are continuing appear below. Unless otherwise directed by the stockholders, the shares represented by the proxies will be voted for the three nominees. Each nominee has consented to being nominated as a director and, as far as the Board and Management are aware, will serve as a director if elected.

The Board of Directors recommends that you vote FOR the election of Messrs. Anderson, Torcolini and Wolfe.

Nominees — Terms to Expire 2006

CARL G. ANDERSON, JR., age 58, is Chairman and Chief Executive officer of Arrow International, Inc., a leading manufacturer of medical devices. Prior to his current position, Mr. Anderson served as Vice-Chairman of the Board of Directors and General Manager of Arrow’s Critical Care Business. From 1997 to 2002, he was President and Chief Executive Officer of ABC School Supply Inc., a manufacturer and marketer of educational products. Prior to joining ABC School Supply in May, 1997, Mr. Anderson served as Vice President – General Manager of the Retail Consumer Products Division of James River Corporation from 1994 to 1997 and as Vice President of Marketing from May 1992 to August 1994. He was Vice President and General Manager at Nestle Foods Corporation from 1984 to 1992 and a marketing executive at Procter & Gamble from 1972 to 1984. Mr. Anderson serves as a Director of Arrow International, Inc. and as a trustee of Lafayette College. Mr. Anderson has been a director since August 2003 and is a member of the Audit/Finance Committee.

ROBERT J. TORCOLINI, age 52, is Chairman, President and Chief Executive Officer and a director of Carpenter Technology Corporation. Prior to his current position, Mr. Torcolini was President and Chief Executive Officer from June 2002 to June 2003, and Senior Vice President-Engineered Products Operations from February 2000 to June 2002. Mr. Torcolini was President of Dynamet, Incorporated, a subsidiary of Carpenter, from March 1997 through January 2000 and Vice President – Manufacturing Operations Steel Division from January 1993 through February 1997. He is a member of the American Iron and Steel Institute and the American Society for Metals International. Mr. Torcolini has been a director of Carpenter since 2002.

KENNETH L. WOLFE, age 64, retired as Chairman of the Board of Hershey Foods Corporation on December 31, 2001. Hershey Foods Corporation is a producer of chocolate and confectionery products. Mr. Wolfe was elected Vice President, Finance and Chief Financial Officer of Hershey in 1981; Senior Vice President, Chief Financial Officer and a director in 1984; and President and Chief Operating Officer in 1985, a position he held through 1993. In 1994, Mr. Wolfe was elected Chairman of the Board and Chief Executive Officer of Hershey Foods Corporation, positions he held until April 2001. He also serves as a director of Bausch & Lomb Inc. and Adelphia Corporation. Mr. Wolfe has been a director of Carpenter since 1995 and chairs the Audit/Finance Committee.

Incumbent Directors to Continue in Office

The following are the other directors whose terms continue after the Annual Meeting, as indicated:

Terms to Expire 2004

ROBERT J. LAWLESS, age 56, is Chairman, President and Chief Executive Officer and a director of McCormick & Company, Incorporated, a supplier of spices, seasonings, flavorings and specialty foods. Mr. Lawless became Executive Vice President and Chief Operating Officer of McCormick in 1995 and President and Chief Operating Officer in 1996. He serves as Vice Chair of the Board of Directors of Kennedy Krieger Institute, and as a member of the Board of Directors of the Grocery Manufacturers of America, Inc., Grant-A-Wish Foundation, Maryland Business Roundtable for Education, Inc. and the Junior Achievement of Central Maryland Executive Council. He also serves on the Board of The Baltimore Life Companies, Owings Mills, MD. Mr. Lawless has been a director of Carpenter since 1997 and is a member of the Audit/Finance Committee.

ROBERT N. POKELWALDT, age 67, retired as Chairman and Chief Executive Officer and a director of York International Corporation in November 1999. York International Corporation is a manufacturer of heating, ventilating, air conditioning, and refrigeration products. Mr. Pokelwaldt joined Applied Systems Worldwide, a division of York International, as Vice President in 1988. He was named President and Chief Operating Officer in 1990, President and Chief Executive Officer in 1991, and Chairman and Chief Executive Officer in 1993. Mr. Pokelwaldt also serves as a director of Mohawk Industries, Inc., First Energy, Inc., Intersil Corporation, and Susquehanna Pfaltzgraff Corporation. Mr. Pokelwaldt has been a director of Carpenter since 1998 and is a member of the Audit/Finance Committee.

KATHRYN C. TURNER, age 56, is Chairperson, Chief Executive Officer and President of Standard Technology, Inc. Ms. Turner founded Standard Technology, Inc., a management and technology solutions firm with a focus in the healthcare sector, in 1985. Standard Technology, Inc. is headquartered in Falls Church, VA, with employees in over 12 states. Ms. Turner also serves on the Boards of Directors of Conoco Phillips, The Tribune Company, Schering-Plough Corporation, the National Capital Area Council of the Boy Scouts of America and Children’s Hospice International and she has served as a director for the Urban League (Northern Virginia Chapter). In 1994, she received a Presidential appointment to serve on the President’s Export Council, after serving a one-year term on the ExIm Bank Advisory Committee. In 1993, she was appointed to the Commission on the Future of Worker-Management Relations, a joint commission of the Departments of Labor and Commerce, established by President Clinton. In 1992, she was the first woman appointed by Secretary Cheney to the Defense Policy Advisory Committee on Trade (DPACT). Ms. Turner is the 1998 Black Engineer Entrepreneur of the Year, a 1994 recipient of the Northern Virginia Urban League’s Shining Star Award, and a 1994 recipient of the National Association of Black Telecommunications Professionals, Inc.’s Granville T. Woods Award. Ms. Turner has been a director of Carpenter since 1994 and is a member of the Audit/Finance Committee.

STEPHEN M. WARD, JR., age 48, is Senior Vice President and General Manager of IBM’s Personal Systems Group, responsible for the Personal Computing Division; IBM’s Retail Store Solutions Division; and IBM’s Printing Systems Division. Immediately prior to rejoining the Personal Systems Group in 2003, Mr. Ward was General Manager of IBM’s Global Industrial Sector. Before assuming that position, Mr. Ward served as IBM’s Chief Information Officer and Vice President, Business Transformation. In the mid-1990s, he served as Vice President, Information Technology, and was later named General Manager, IBM ThinkPad, in the IBM Personal Computer Company. Mr. Ward has held a series of product development, manufacturing management, and senior management positions at IBM in manufacturing, production control, and project development, and was also an assistant to the IBM chairman at company headquarters in Armonk, New York. He first joined the company in Tucson, Arizona, as an engineer in the Storage Products Division. Mr. Ward is a member of the board of e2open and he holds a B.S. in mechanical engineering from California Polytechnic. Mr. Ward has been a Director of Carpenter since 2001, and is a member of the Corporate Governance and Human Resources Committees.

Terms to Expire 2005

J. MICHAEL FITZPATRICK, age 56, is President and Chief Operating Officer and a director of Rohm and Haas, a specialty chemicals company. Dr. Fitzpatrick was elected Vice President and Director of Research in 1993 and served as Vice President and Chief Technology Officer from 1995 through 1998. He is also a director of McCormick & Company, Incorporated, and the Green Chemistry Institute, Chairman of the Pennsylvania Division of the American Cancer Society, and a member of the Board of Trustees of the Franklin Institute and Science Museum. Dr. Fitzpatrick has been a director of Carpenter since 1997, is a member of the Corporate Governance Committee and chairs the Human Resources Committee.

GREGORY A. PRATT, age 54, is Vice Chairman and a director of OAO Technology Solutions, Inc. (OAOT), an information technology and professional services company. He joined OAOT in 1998 as President and CEO after OAOT acquired Enterprise Technology Group, Inc., a software engineering firm founded by Mr. Pratt. Mr. Pratt served as President and COO of Intelligent Electronics, Inc. from 1991 through 1996, and was co-founder, and served variously as CFO and President of Atari Corporation from 1984 through 1991. He also serves as a director of Elderport, Inc. and the US Chess Center. Mr. Pratt has been a director of Carpenter since 2002 and is a member of the Audit/Finance Committee.

MARILLYN A. HEWSON, age 49, is Senior Vice President for Corporate Shared Services at Lockheed Martin Corporation, a position she has held since May 2001. Lockheed Martin researches, designs, develops, manufactures and integrates advanced technology systems, products and services. Ms. Hewson joined Lockheed Aeronautical Systems Company, Marietta, Georgia in 1983 as a senior industrial engineer. She held a variety of increasingly responsible management positions in industrial engineering, operations control and business management until 1993, when she was promoted to Director of Operations Control. In 1995, she was named Director of Commercial Practices and in September 1995, she transferred to the Aeronautics Material Management Center in Fort Worth, Texas as Director of Consolidated Material Systems and Business Management. Ms. Hewson was named Vice President, Internal Audit of Lockheed Martin Corporation in September 1998 and became Vice President, Global Supply Chain Management beginning in August 2000. Ms. Hewson is also a member of the Board of Directors of Exostar Corporation, an aerospace and defense global trading exchange. Ms. Hewson has been a Director of Carpenter since 2002 and is a member of the Corporate Governance and Human Resources Committees.

OTHER INFORMATION ABOUT THE BOARD OF DIRECTORS

The Board of Directors held ten meetings during fiscal year 2003. In addition, there were nine Committee meetings. The average attendance for Carpenter’s directors at these meetings was over 90%. Each director attended at least 75% of the total number of meetings of the Board and the Committees on which the director served during fiscal 2003.

Committees of the Board

The Board of Directors has three standing Committees: Audit/Finance, Corporate Governance and Human Resources. No member of any Committee may be an employee or former employee of Carpenter. The Board of Directors has determined that all of the directors, with the exception of Mr. Torcolini, are independent. On August 21, 2003, the Charters for the following Committees were revised and the amended Charter for the Audit/Finance Committee is attached as an appendix to this Proxy Statement. All of the revised Charters have been posted on Carpenter’s website at www.cartech.com.

BOARD COMMITTEES

Committee and Members	Selected Functions of the Committee		2003 Meetings
Audit/Finance Committee Kenneth L. Wolfe, Chairperson Robert J. Lawless Robert N. Pokelwaldt Gregory A. Pratt Kathryn C. Turner	•	Reviews the adequacy of Carpenter’s financial reporting, accounting systems and controls	4
	•	Exercises sole authority regarding the appointment, compensation and termination of independent auditors
	•	Pre-approves all audit and permissible non-audit services performed by independent auditors
	•	Recommends and oversees independent auditors for financial audits
	•	Evaluates Carpenter’s internal and external auditing procedures and security of information systems
	•	Reviews Carpenter’s environmental and legal compliance activities
	•	Maintains a direct line of communication with independent auditors and the Director-Internal Audit
	•	Reviews and recommends actions to the Board of Directors relating to Carpenter’s capital structure, pension fund asset management, and dividend policy

Corporate Governance Committee William J. Hudson, Jr., Chairperson J. Michael Fitzpatrick Marillyn A. Hewson Stephen M. Ward, Jr.	•	Reviews and recommends proposed changes to the Certificate of Incorporation and By-Laws	3
	•	Reviews stockholder proposals
	•	Recommends Board size, composition, and committee structure
	•	Reviews, evaluates, and recommends nominees for election or re-election to the Board and assignment to the Committees
	•	Maintains guidelines for directors’ duties and obligations

Human Resources Committee J. Michael Fitzpatrick, Chairperson Marillyn A. Hewson William J. Hudson, Jr. Stephen M. Ward, Jr.	•	Reviews and establishes the salary of the CEO and other executive officers; approves salary and other compensation of other officers	2
	•	Oversees Carpenter’s various benefit pension plans
	•	Reviews officers’ succession plans
	•	Administers stock and stock option plans
	•	Reviews Carpenter’s progress on equal opportunity matters, employee health and safety, and workers’ compensation costs

Director Compensation Program

No director who is an employee of Carpenter is compensated as a member of the Board. Compensation for non-employee directors consists of an annual retainer of $40,000, plus travel expenses, where appropriate, for attending all Board of Directors and Committee meetings. Each Committee Chairperson receives an additional annual retainer of $3,000. At least 50% of the $40,000 annual retainer for Board service is paid in stock units that convert to an equivalent number of shares of common stock following retirement or termination of service due to disability. The value of these stock units will vary depending on the fair market value of the shares of Carpenter’s common stock. At the director’s election, the remaining 50% of the retainer is paid in cash or deferred and paid in either cash or shares of stock at the time of distribution.

Each non-employee director who joins the Board is granted an option to purchase 2,000 shares of common stock. In addition, following each annual meeting, each non-employee director is granted an option to purchase 4,000 shares of common stock. These options permit the director, after one year of service following the grant, to purchase shares of common stock at the stock’s fair market value on the date of grant. The options expire ten years from the date of grant.

AUDIT/FINANCE COMMITTEE REPORT

The Board of Directors has charged the Audit/Finance Committee with a number of responsibilities, including review of the adequacy of Carpenter’s financial reporting and accounting systems and controls. The Committee has a direct line of communication with Carpenter’s independent auditors and the Director-Internal Audit. The Committee is composed entirely of independent directors as defined by the listing standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission (the “SEC”). The Board has adopted a revised Audit/Finance Committee Charter. A copy of the Charter, as amended on August 21, 2003, is included as an appendix to this Proxy Statement and has been posted on Carpenter’s website at www.cartech.com.

In the discharge of its responsibilities, the Audit/Finance Committee has reviewed and discussed with management and the independent auditors Carpenter’s audited financial statements for fiscal 2003. In addition, the Committee has discussed with the independent auditors matters such as the quality (in addition to acceptability), clarity, consistency, and completeness of Carpenter’s financial reporting, as required by U.S. Auditing Standards Section AU380, Communication with Audit Committees.

The Audit/Finance Committee has considered the compatibility of the provision of non-audit services with the independent auditors’ maintenance of independence and has received from PricewaterhouseCoopers LLP written disclosures and a letter concerning the independent auditors’ independence from Carpenter, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. These disclosures have been reviewed by the Committee and discussed with PricewaterhouseCoopers.

Based on these reviews and discussions, the Committee has recommended to the Board that the audited financial statements be included in Carpenter’s 2003 Annual Report on Form 10-K, for filing with the SEC.

SUBMITTED BY THE AUDIT/FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Kenneth L. Wolfe, Chairperson	Robert N. Pokelwaldt
Carl G. Anderson, Jr.	Gregory A. Pratt
Robert J. Lawless	Kathryn C. Turner

HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee of the Board of Directors is composed entirely of nonmanagement directors. The Committee is responsible for the establishment and oversight of Carpenter’s executive compensation programs.

Compensation Philosophy

Carpenter’s executive compensation programs are designed to fulfill the following objectives:

•	Attract, retain, and motivate highly effective executives;

•	Link executive reward with enhanced stockholder value and profitability;

•	Reward sustained corporate, functional, and/or individual performance with an appropriate base salary and incentive opportunity;

•	Link pay to Carpenter’s financial performance and the achievement of Carpenter’s strategic business objectives; and

•	Stimulate and sustain significant management ownership in Carpenter.

This philosophy remains unchanged in 2003 and continues to serve as the foundation for executive compensation policy and program application.

Carpenter targets pay at market competitive (median) levels for achievement of expected levels of performance. During fiscal 2003, the Committee worked with a nationally recognized, independent consulting firm to review the competitiveness of the executive compensation program. This review is done on an annual basis. The analysis compares Carpenter’s pay levels to the pay levels of a group of general industrial and basic materials companies of similar size. These companies reflect the labor pool for executive talent generally rather than the labor pool specifically available to Carpenter’s competitors.

On an overall basis, Carpenter’s executive compensation is well below competitive levels of pay. The competitive shortfall is primarily driven by no increases to base salaries, actual bonuses being zero for 2001, 2002, and 2003, and the long-term incentive grants being below competitive levels. The nature and magnitude of pay varies for each Named Executive Officer.

Base Salary

In general, base salaries are targeted at market 50th percentile levels and are normally adjusted by the Committee to recognize each individual’s responsibility, experience, and value to the organization. However, due to company performance in fiscal year 2003, no base salary increases were given.

Annual Incentives

The Executive Annual Compensation Plan (“EACP”) provides short-term variable compensation for the Named Executive Officers and other eligible executives with payments based on combinations of corporate and business unit financial performance. For fiscal year 2003, the Committee established, and the full Board approved, earnings per share (EPS), excluding the net pension credit, free cash flow (net cash provided before financing activities less dividends paid), and economic profit (net operating profit less a charge for cost of capital) as the key corporate measures for the EACP. In addition, business unit Return On Net Assets (RONA) was established as an additional component for Mr. Shor. Given Carpenter’s fiscal year 2003 performance, there were no bonus payouts under the EACP.

For fiscal year 2004, the Committee recommended, and the full Board approved EPS and RONA as the key corporate measures for the EACP.

Long-Term Incentives

Carpenter continues to deliver a significant portion of an executive’s total pay opportunity in the form of long-term incentive compensation. Long-term incentives are viewed to be a key program element, given the Committee’s desire to reinforce connections between sustainable financial performance, shareholder value creation and executive pay. Long-term incentive awards are grants of non-qualified stock options.

The 2003 stock option awards were issued with exercise prices equal to the fair market value of the underlying shares. The magnitude of stock option grants is reviewed annually. Based on a review conducted by an outside consulting firm, new long-term incentive grant guidelines were approved in June 2003. While competitive practices influence long-term incentive grant guidelines, actual grants can be increased or decreased based on the Committee’s assessment of Carpenter’s performance, individual contribution, and other relevant factors.

Stock Ownership Guidelines

Carpenter introduced stock ownership guidelines in 1997 to further its objective of increasing management’s ownership stake. Over time, executives are expected to achieve and maintain ownership of certain amounts of common stock. The Chief Executive Officer and Chief Operating Officer are expected to own 3 times their base salary in Carpenter stock. Senior Vice Presidents and Vice Presidents are expected to own 1.5 times their base salary in Carpenter stock and other covered executives are expected to own Carpenter stock in the amount of their base salary. The primary intent of these guidelines is to significantly increase the extent to which each executive’s personal wealth is directly linked to the performance of Carpenter’s common stock. During 2003, beneficial share ownership of the Named Executive Officers increased 2% over 2002 ownership levels.

Policy with Respect to the $1 Million Deduction Limit

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to certain individuals, including the Named Executive Officers, to $1 million, unless certain requirements are met. Carpenter’s long-term incentive arrangements have been generally structured to conform with Internal Revenue Code guidelines for performance-based compensation and, as such, should preserve the deductibility of these amounts. The Committee will continue to monitor the potential deductibility of other components of Carpenter’s pay package.

CEO Compensation

For fiscal year 2003, the Committee recommended and the full Board of Directors set the salary of the CEO, as well as the salaries of other Named Executive Officers. There were no salary merit increases granted for the CEO or any of the other Named Executive Officers for fiscal year 2003. Also, there are no planned merit increases for the Named Executive Officers for fiscal year 2004. At the end of fiscal year 2003, Mr. Draeger retired as Chairman and CEO. The Board elected Mr. Torcolini to succeed him as Chairman, President and Chief Executive Officer.

The Board has adopted a revised charter for the Human Resources Committee. A copy of the Charter, as amended on August 21, 2003, has been posted on Carpenter’s website at www.cartech.com. The revisions, in part, delegate sole authority to the Human Resources Committee to establish the salary and other elements of compensation for the CEO and other executive officers.

Annual Base Salary

Mr. Draeger did not receive a salary increase during fiscal year 2003 and his salary remained at $500,000.

Mr. Torcolini’s base salary was increased to $360,000 upon his promotion to President and Chief Operating Officer, effective July 1, 2002 (fiscal year 2003). However, upon his promotion to CEO effective July 1, 2003, Mr. Torcolini requested that his base salary not be increased, and the Board concurred. For fiscal year 2004, Mr. Torcolini’s base salary will remain at $360,000.

Annual Incentives

There were no bonus payments made to either Mr. Draeger or Mr. Torcolini for fiscal year 2003.

Long-Term Incentives

There were no non-qualified stock option grants to Mr. Draeger during fiscal year 2003. The Committee approved a grant to Mr. Torcolini of 150,000 non-qualified stock options in accordance with competitive standings and to link his compensation with shareholder interests.

SUBMITTED BY THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

J. Michael Fitzpatrick, Chairperson
Marillyn A. Hewson
William J. Hudson, Jr.
Stephen M. Ward, Jr.

EXECUTIVE COMPENSATION

The following table contains information concerning the compensation paid by Carpenter for services rendered during the fiscal years ended June 30, 2003, 2002, and 2001 to Carpenter’s Chief Executive Officer and each of the other Named Executive Officers.

Summary Compensation Table - FISCAL YEAR 2003

	Fiscal Year		Annual Compensation (1)		Long Term Compensation			All Other Compensation(1),(3),(4) ($)
			Salary ($)	Bonus ($)	Awards		Payouts
Name and Principal Position					Restricted Stock (2) ($)	Securities Underlying Options (#)	LTIP Payouts ($)
Dennis M. Draeger Chairman, President and Chief Executive Officer (Retired effective June 30, 2003)	2003 2002 2001		500,001 496,155 400,000	0 0 0	0 280,863 601,000	0 80,000 70,000	0 0 0	39,954 16,420 13,191

Robert J. Torcolini President and Chief Operating Officer (Chairman, President and Chief Executive Officer effective July 1, 2003)	2003 2002 2001		358,462 318,461 280,000	0 0 144,300	0 107,806 90,150	150,000 40,000 25,000	0 0 0	159,582(5) 10,954 9,346

Michael L. Shor Senior Vice President Specialty Alloys Operations	2003 2002 2001		295,000(6) 283,174 220,000	0 0 0	0 141,850 90,150	50,000 40,000 20,000	0 0 0	16,641 9,500 7,429

Terrence E. Geremski* Senior Vice President - Finance and Chief Financial Officer	2003 2002 2001	*	295,000(6) 272,789 100,000	0 0 0	0 110,643 134,850	50,000 30,000 39,000	0 0 0	30,054(7) 70,271(7) 29,917(7)

Robert W. Lodge Vice President – Human Resources	2003 2002 2001		212,000 211,231 191,662	0 0 0	0 280,863 0	0(8) 20,000 8,000	0 0 0	13,017 7,240 6,759

John R. Welty Vice President, General Counsel and Secretary	2003 2002 2001		142,046 211,308 194,939	0 0 0	0 76,599 0	0 20,000 10,000	0 0 0	276,263(9) 7,147 6,620

*	Mr. Geremski began employment on January 29, 2001.
(1)	The column for “Other Annual Compensation” has been omitted. The value of above-market interest payments accrued upon deferred compensation for the Named Executive Officers has been included in the “All Other Compensation” column. For fiscal year 2003, the value of the above-market portion of the interest paid on deferred compensation was as follows: Mr. Draeger - $308; Mr. Torcolini - $133; Mr. Shor - $42; Mr. Geremski - $524; Mr. Lodge - $28; and Mr. Welty - $30. No above-market interest payments are included for fiscal years 2002 or 2001, because the amounts were nominal.
(2)	Messrs. Draeger, Torcolini, Shor, Geremski, Lodge and Welty were awarded restricted stock in fiscal 2002. The vesting schedules for the 2002 restricted stock awards to Messrs. Draeger, Torcolini, Shor, Geremski and Welty are 50% annually over a two-year period or 100% at retirement, whichever comes first.

Mr. Lodge received two separate awards in fiscal 2002, one with a vesting schedule of 50% annually over a two-year period or 100% at retirement, whichever comes first, and the other with a vesting schedule of 100% at the end of fiscal 2004. Messrs. Draeger, Torcolini, Shor, and Geremski were awarded restricted stock in fiscal 2001. The restricted stock awarded to Messrs. Torcolini and Shor in 2001 have vesting schedules of one-third annually over a three-year period. The restricted stock awarded to Mr. Draeger in 2001 had a vesting schedule of one-fourth annually over a four-year period, or 100% at retirement, whichever comes first. The restricted stock awarded to Mr. Geremski in 2001 will vest in 2006. The value of restricted stock reported in the table is based on the closing price of the stock on the date that the stock was granted. At the end of the fiscal year, the total restricted stock granted to Messrs. Draeger, Torcolini, Shor, Geremski, Lodge and Welty was valued at $0, $177,840, $124,800, $108,420, $135,720 and $0, respectively, based on the June 30, 2003 closing price of $15.60. All outstanding restricted stock granted to Messrs. Draeger and Welty were fully vested upon their retirements, effective June 30, 2003, and February 28, 2003, respectively. Carpenter does pay dividend equivalents on these shares of restricted stock.
(3)	Amounts include contributions by Carpenter for fiscal years 2003, 2002, and 2001 for the Named Executive Officers under the Savings Plan, the Deferred Compensation Plan for Officers and Key Employees and the ESOP (ESOP units contributed because of dividend equivalents on the ESOP account balance are not included). Due to the timing of contributions on a fiscal year basis, some of the amounts contributed under the Savings Plan exceed the IRS calendar year limit. For fiscal 2003, these contributions were as follows:

Savings Plan:
Draeger	$6,000	Shor	$6,061	Lodge	$6,000
Torcolini	$6,600	Geremski	$6,141	Welty	$3,588

Deferred Compensation Plan:
Draeger	$9,001	Shor	$2,786	Lodge	$360
Torcolini	$4,150	Geremski	$2,706	Welty	$600

ESOP:12.41 units (exclusive of amounts for dividend equivalents) of preferred stock were allocated on December 31, 2002 to each of the accounts of Messrs. Draeger, Torcolini, Shor, Geremski, Lodge and Welty. At that time, each unit was valued at $32.50, the minimum value under the ESOP.
(4)	Amounts include premiums paid by Carpenter on term life insurance policies for the Named Executive Officers. For fiscal 2003, these premiums were as follows: Mr. Draeger - $1,200; Mr. Torcolini - $864; Mr. Shor - $708; Mr. Geremski - $708; Mr. Lodge - $509; and Mr. Welty - $528.
(5)	Amounts include $139,174 paid by Carpenter for expenses, including relocation and temporary living expenses, incurred by Mr. Torcolini in connection with his move from Washington, PA to Reading, PA.
(6)	The base salaries of Messrs. Shor and Geremski did not increase in fiscal year 2003. The difference between fiscal years 2002 and 2003 is the result of a full year’s annualization of base salary increases Messrs. Shor and Geremski received in February 2002 (fiscal year 2002).
(7)	Amounts include $14,432, $61,130 and $26,402 for fiscal years 2003, 2002 and 2001, respectively, paid by Carpenter for expenses, including relocation and temporary living expenses, incurred by Mr. Geremski in connection with his commencement of employment on January 29, 2001.
(8)	Mr. Lodge requested that no stock options be granted to him in fiscal year 2003.
(9)	Mr. Welty retired effective February 28, 2003. Amounts include $270,000 in compensation and consulting payments related to Mr. Welty’s retirement.

Stock Options

The following table shows certain information concerning stock options granted to the Named Executive Officers in fiscal year 2003. While Carpenter’s stock-based incentive plan permits the granting of stock appreciation rights, there were no stock appreciation rights granted in fiscal year 2003 and there are none outstanding at this time.

Stock Option Grants In Fiscal Year 2003

Name	Number of Securities Underlying Options Granted (1)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date	Grant Date Present Value (2)
Dennis M. Draeger	0		N/A	N/A	N/A	N/A
Robert J. Torcolini	150,000		37.1%	$16.12	06/26/2013	$586,500
Michael L. Shor	50,000		12.4%	$16.12	06/26/2013	$195,500
Terrence E. Geremski	50,000		12.4%	$16.12	06/26/2013	$195,500
Robert W. Lodge	0	(3)	N/A	N/A	N/A	N/A
John R. Welty	0		N/A	N/A	N/A	N/A

(1)	In fiscal year 2003, the stock options were granted at the market value on the date of grant, are exercisable over a 3-year period, with one-third being exercisable each year, and will expire no more than ten years after the date of grant.
(2)	Based on the Black-Scholes option-pricing model adapted for use in valuing officer stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under this model are based on certain assumptions for stock price volatility, risk-free interest rates, and future dividend yield. Specifically, the Black-Scholes valuation employed the following factors: risk-free rate of return of 2.32% based upon the five-year Treasury rates as of grant date, a dividend yield of 2.05% based upon the annualized value of the quarterly dividend preceding the option grant date, exercise term of five years, stock price volatility of 30.1% based upon the variance in daily stock price changes for the five years preceding the option grant date, and that no adjustments have been made for transferability or risk of option forfeiture.
(3)	Mr. Lodge requested that no stock options be granted to him in fiscal year 2003.

Stock Option Exercises and Fiscal Year-End Holdings

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Dennis M. Draeger	0	$ 0	248,700	0	$ 0	$ 0
Robert J. Torcolini	0	$ 0	148,520	150,000	$ 0	$ 0
Michael L. Shor	0	$ 0	107,600	50,000	$ 0	$ 0
Terrence E. Geremski	0	$ 0	69,000	50,000	$ 0	$ 0
Robert W. Lodge	0	$ 0	64,400	0	$ 0	$ 0
John R. Welty	0	$ 0	65,780	0	$ 0	$ 0

(1)	Based on June 30, 2003 closing price of $15.60 per share, no outstanding options were in-the-money.

Special Severance Agreements

During fiscal year 2001, Carpenter amended and restated its Special Severance Agreements with its Executive Officers. Under these agreements, if the officer’s employment is terminated following a “change in control” of Carpenter, the officer will receive his full salary and all bonuses, pension and other benefits through the termination date. In addition, if the termination is by Carpenter, other than for cause, or by the officer for good reason, the officer will receive (1) a lump sum payment equal to three years salary and full annual bonus (computed without regard to actual attainment of relevant performance goals), (2) an enhanced pension benefit either paid as a lump sum from general assets or under the SERP, and (3) the vesting of all restricted stock, and the ability to exercise all other grants. In addition, under similar circumstances, the agreements provide continuation of all other active benefits for three years, tax and financial planning for three years, outplacement services, company payment of any federal excise tax created by the agreement and reimbursement of any legal fees for enforcing or defending the agreement. Messrs. Torcolini, Geremski, Lodge and Shor all have entered into Special Severance Agreements in the form described above. The amended and restated Special Severance Agreements are currently in effect and automatically renew for three-year periods on an evergreen basis.

Savings Plan of Carpenter Technology Corporation

The Savings Plan is a profit sharing and employee stock ownership plan established pursuant to Sections 401(a), 401(k) and 4975(e) of the Internal Revenue Code. Carpenter contributes 3% of the base pay of each eligible employee (including officers) to the Plan. Carpenter’s contribution is invested, as the employee selects, into one or more pre-established investment funds. If Carpenter’s contribution for an employee under the Savings Plan is limited by the Internal Revenue Code, the employee will receive these lost Savings Plan contributions under the Deferred Compensation Plan for Officers and Key Employees. In addition, an employee may authorize Carpenter to make contributions, including salary deferrals, limited to 35% of total pay. Amounts in the Summary Compensation Table include amounts deferred.

Employee Stock Ownership Plan

The Carpenter Technology Corporation Employee Stock Ownership Plan (ESOP) was established in 1991. The trustee of the ESOP, State Street Bank and Trust Company, purchased 461.5384615 shares of series A convertible preferred stock from Carpenter at a price of $65,000 per share, or an aggregate purchase price of approximately $30 million, for a 15-year note issued by the trustee to Carpenter and a small amount of cash.

Each share of preferred stock is convertible, at the trustee’s option, into at least 2,000 shares of common stock at a conversion price of $32.50 per share of common stock. The preferred shares are divided into 2,000 equal units. Each eligible employee was allocated one unit on the effective date of the ESOP, September 6, 1991. Additional units are allocated to employees as the loan is repaid. Generally, only those employees actively employed on the last day of the plan year, December 31, will receive an allocation for that year. The funds used by the ESOP to repay the loan come from contributions by Carpenter and dividends on the ESOP shares.

Retirement Benefits

The General Retirement Plan for Employees of Carpenter Technology Corporation provides retirement benefits to employees, including the Named Executive Officers, at age 65 (with five years of service), or as early as age 55 (with ten years of service); or at any age with 30 years of service. Such benefits are based on either: (1) a fixed monthly rate for each year of service; or (2) the product of 1.3% times each of the first 20 years of service, plus 1.4% times each year of service over 20, multiplied by the individual’s highest average earnings. This average is calculated from the highest five annual periods (during the last ten years of service) that end on the individual’s retirement anniversary. For pension purposes, earnings include all salaries, bonuses, and extra compensation.

Carpenter has two plans for those participants in the General Retirement Plan whose benefits are reduced by limitations of the Internal Revenue Code, the Benefit Equalization Plan and the Earnings Adjustment Plan. These two plans will restore amounts lost under the General Retirement Plan because of Code limitations. In general, benefits under these plans are subject to the same administrative rules as the General Retirement Plan.

Certain executives, including the Named Executive Officers, have been designated by the Board of Directors as participants under the Supplemental Retirement Plan for Executives (“SERP”). This supplemental benefit is payable for a fixed term of 15 years or as an actuarially equivalent life annuity, commencing in the month following retirement (unless a disabled participant elects a later date). The total benefits a participant will receive from these retirement plans, plus primary Social Security and pension benefits from any prior employment, will be approximately 60% of the participant’s average earnings (as calculated under the General Retirement Plan) when retirement occurs with 30 years of service. Bonuses voluntarily waived by executive officers for fiscal 2002 will be included for purposes of determining average earnings under the SERP. The benefits for Messrs. Draeger, Geremski and Lodge are to be calculated without regard to pension benefits from prior employment. In addition, Mr. Draeger will receive a minimum benefit equal to 50% of his average earnings and Mr. Geremski will receive a similar minimum 50% benefit upon completion of five years of service.

The Officers’ Supplemental Retirement Plan provides supplemental pension benefits to participants who have benefits reduced under the General Retirement Plan because of amounts deferred under the Deferred Compensation Plan. The Officers’ Supplemental Retirement Plan restores reductions that occur under the General Retirement Plan as a result of these deferrals, without regard to any limitations of the Internal Revenue Code. Benefits under this Plan are subject to the same administrative rules as the General Retirement Plan.

The following table illustrates the total annual retirement benefits payable under the retirement plans described in this section. A participant may receive less than the maximum benefit dependent upon age and the date granted SERP participation.

Average Annual Earnings(1) for the Applicable Years of Service Period Preceding Retirement	Annual Gross Benefits from all Pension Plans for Years of Service Shown (2)(3)
	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years
$ 150,000	$ 75,000	$ 84,750	$ 90,000	$ 90,000	$ 90,000	$ 91,875
$ 175,000	$ 87,500	$ 98,875	$105,000	$105,000	$105,000	$107,188
$ 200,000	$100,000	$113,000	$120,000	$120,000	$120,000	$122,500
$ 250,000	$125,000	$141,250	$150,000	$150,000	$150,000	$153,125
$ 300,000	$150,000	$169,500	$180,000	$180,000	$180,000	$183,750
$ 400,000	$200,000	$226,000	$240,000	$240,000	$240,000	$245,000
$ 500,000	$250,000	$282,500	$300,000	$300,000	$300,000	$306,250
$ 600,000	$300,000	$339,000	$360,000	$360,000	$360,000	$367,500
$ 700,000	$350,000	$395,500	$420,000	$420,000	$420,000	$428,750
$ 800,000	$400,000	$452,000	$480,000	$480,000	$480,000	$490,000
$ 1,000,000	$500,000	$565,000	$600,000	$600,000	$600,000	$612,500
$ 1,500,000	$750,000	$847,500	$900,000	$900,000	$900,000	$918,750

(1)	Average Annual Earnings are determined as described under the first paragraph of Retirement Benefits using Annual Compensation as described in the Summary Compensation Table on page 15.
(2)	As of June 30, 2003, the years of service credited under the Plan for the Named Executive Officers were as follows: Mr. Draeger - 7 years; Mr. Torcolini - 29 years; Mr. Shor - 22 years; Mr. Geremski - 2 years; Mr. Welty – 27 years; and Mr. Lodge - 12 years.
(3)	All of these retirement plans are payable for the life of the participant and, if applicable, the life of the survivor with the exception of a small portion of the Supplemental Retirement Plan for Executives, which is payable for a fixed period of 15 years. Social Security and pensions from prior employment (except as noted) are deducted from the SERP benefit.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon representations by persons required to file reports under Section 16(a), all persons subject to Section 16(a) were in compliance during fiscal year 2003.

Stock Performance Graph

The graphs below show for a five-year period the cumulative total stockholder return on Carpenter’s common stock compared to the cumulative total return of the Russell 2000 Index and two peer groups of companies. The Russell 2000 is a broad-based index that includes smaller market capitalization stocks, including Carpenter’s stock. Carpenter is revising the peer group it used in last year’s stock performance graph for the reasons described below. For comparison purposes, graphs using both the prior peer group and the revised peer group are shown separately below.

The Peer Group Index for the prior peer group is comprised of the following companies: Allegheny Technologies, Inc., A.M. Castle & Co., Slater Steel Incorporated, The Timken Company and Special Metals Corporation. These are publicly traded companies involved currently, or for a part of the period shown in the table, in the distribution or manufacture of specialty metal products in the United States. Special Metals Corporation filed for reorganization under Chapter 11 of the federal bankruptcy laws on March 27, 2002. On June 2, 2003, Slater Steel Incorporated and certain of its subsidiaries filed for creditor protection under the Companies Creditors Arrangement Act in Canada and under the U.S. Bankruptcy Code.

	1998	1999	2000	2001	2002	2003
Carpenter	100.00	59.12	46.32	67.18	69.64	39.14
Russell 2000	100.00	101.50	116.04	116.80	106.67	104.92
Prior Peer Group	100.00	67.73	63.71	65.69	69.82	40.11
Revised Peer Group	100.00	74.01	55.54	62.44	68.92	45.70

Because two members of the prior peer group have filed for and remain in bankruptcy proceedings, Carpenter has determined that it is appropriate to revise the peer group with which Carpenter’s total stockholder return is compared. The revised Peer Group Index is comprised of the following companies: Allegheny Technologies, Inc., A.M. Castle & Co., Quanex Corp., RTI International Metals, Inc., Ryerson Tull, Inc. and The Timken Company. These are publicly traded companies involved in the distribution or manufacture of products or components made from specialty metals and related materials.

PROPOSAL NO. 2

APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

Unless otherwise specified by the stockholders, the shares of stock represented by the proxies will be voted for approval of the appointment of PricewaterhouseCoopers LLP (“PwC”), to audit and report upon the financial statements of Carpenter for fiscal year 2004. PwC, or one of its predecessor firms, has served as independent auditors of Carpenter since 1918. In the opinion of the Board of Directors and its Audit/Finance Committee and Management, PwC is well qualified to act in this capacity.

	FY 2003	FY 2002
Audit Fees	$705,090	$729,604
Audit-Related Services	$111,976	$96,000
Tax Fees	$36,798	$977,159
All Other Fees	$20,961	$134,500
Total	$874,825	$1,937,263

Audit Fees: The aggregate fees billed by PwC for professional services rendered for the audit of the Corporation’s annual financial statements for the year 2003; the reviews of the financial statements included in the Corporation’s Forms 10-Q for the year 2003 and required audits for certain foreign locations were $705,090 compared to $729,604 for 2002.

Audit-Related Fees: PwC billed $111,976 in audit-related fees in 2003 compared to $96,000 in 2002. Audit-related fees were primarily for audits of Carpenter’s Defined Benefit Pension Plan, Voluntary Employee Benefit Association, Defined Contribution Pension Plans, and Profit Sharing Plans.

Tax Fees: The aggregate fees billed by PwC for tax services were $36,798 for 2003, compared to $977,159 in 2002. Fees in 2003 were for international tax compliance services. In 2002, tax consultations and planning also included a Research and Development Tax Credit study, and consultation services related to a stock ownership plan.

All Other Fees: The aggregate fees billed by PwC for the year 2003 for services other than those described above were $20,961, compared to $134,500 in 2002. In 2003, other fees included miscellaneous consulting services outside of the United States, and internal audit services at a minority owned subsidiary. In 2002, the fees included forensic, litigation, appraisal, and executive financial planning services.

A representative of PwC is expected to be present at the Annual Meeting. The representative will be available to respond to appropriate questions.

The Board of Directors and its Audit/Finance Committee recommends that you vote FOR approval of the appointment of PricewaterhouseCoopers LLP as independent auditors.

OTHER BUSINESS

The Board of Directors and Management know of no matters to be presented at the meeting other than those set forth in this Proxy Statement. Carpenter was not notified of any such matters by August 28, 2003, as determined under its By-Laws, and accordingly, if any other business is properly brought before the meeting or any adjournment of the meeting, the proxy holders will vote on this business according to their discretion.

MISCELLANEOUS

The Board of Directors adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers of Carpenter Technology Corporation. There were no waivers of the Code in fiscal 2003 or through the date of this Proxy Statement. The Code and any information regarding any waivers of the Code will be disclosed on Carpenter’s website at www.cartech.com.

UPON REQUEST OF ANY SHAREHOLDER, A COPY OF CARPENTER’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2003, INCLUDING A LIST OF THE EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO CARPENTER’S CORPORATE SECRETARY AT CARPENTER TECHNOLOGY CORPORATION, P.O. BOX 14662, READING, PA 19612-4662.

By order of the Board of Directors,

/s/ DAVID A. CHRISTIANSEN

DAVID A. CHRISTIANSEN
Secretary

APPENDIX A

August 2003

AUDIT/FINANCE COMMITTEE CHARTER

I.	Purpose

The Audit/Finance Committee (the “Committee”) is a standing committee of the Board of Directors established pursuant to Section 3.1 of the Company’s Bylaws. The Committee’s purpose shall be to assist the Board of Directors in fulfilling its oversight responsibilities with respect to audit matters and finance oversight. The audit duties focus on (1) the integrity of the financial statements of the Company; (2) the qualifications and independence of the External Auditor (as defined in Article II), (3) the performance of the Company’s internal audit function and External Auditor; and (4) the Company’s compliance with legal, regulatory, ethical and business conduct requirements. The finance duties of the Committee entail review of certain actions and recommendations to the Board of Directors relating to the Company’s capital structure, pension and asset management, and dividend policy.

II.	Membership

The Committee shall consist of only non-management directors who at all times shall meet the independence and experience requirements of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”), as well as other applicable legal requirements and other criteria as may be established by the Board of Directors. The Committee shall number at least three; one of whom shall be selected as Chairperson by the Corporate Governance Committee and approved by the Board of Directors. A non-management director is a director who is neither a current nor a former employee of the Company or its affiliates. Each Committee member shall be, or shall become within a reasonable period of time after appointment to the Committee, financially literate, as determined by the Board of Directors in its business judgment. At least one member of the Committee shall qualify as an “Audit Committee Financial Expert” (or any equivalent term as may be in effect from time to time) within the meaning of the rules promulgated by the SEC. Unless otherwise approved by the Board of Directors, none of the Committee members shall serve on the Committee for more than four consecutive years. A Director may be re-appointed to the Committee after a lapse of membership on the Committee for a period of at least one year. The terms of the Committee members shall be staggered so that at least one new member is appointed to the Committee at each Annual Meeting of the Board. The Committee shall meet at least four times annually with additional meetings held upon the call of the Committee Chairperson or any two members of the Committee. The Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Corporate Controller, Manager-Internal Audit, the Treasurer, General Counsel and Secretary, and a representative from the External Auditor may attend each Committee meeting. The Secretary shall prepare minutes of the meetings. The Committee Chairperson may excuse any Non-Committee attendee from attendance at any meeting or portion of any meeting of the Committee.

III.	Duties and Responsibilities for Audit Function

A.	Relationship With Internal and External Auditor

The firm employed by the Company as the independent public accountants to examine and report upon the consolidated financial statements of the Company is referred to as the “External Auditor.” The External Auditor is directly accountable to the Board of Directors and the Committee. The Committee has the authority and responsibility to select, evaluate, propose for stockholder ratification and, where appropriate, replace the External Auditor. The Committee shall also maintain a direct and separate line of communication between itself and the Manager-Internal Audit and the External Auditor.

B.	To accomplish its purposes, the Committee shall:

1.	Be directly responsible for the appointment, compensation, oversight of the work, evaluation and termination of any accounting firm employed by the Company (including resolving disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Such auditor shall report directly to the Committee.

(a)	Resolve any disagreements between management and the External Auditor regarding financial reporting.

(b)	Approve the appointment of other external auditors employed for specific audit purposes other than that listed in 1.a.

2.	Review and preapprove all auditing services (which may entail providing comfort letters in connection with securities underwritings) and all permissible non-audit services (“Permissible Services”) provided to the Company by the External Auditor pursuant to such processes and policies as the Committee shall determine to be advisable.

The preapproval requirement set forth above, shall not be applicable with respect to the provision of Permissible Services, if:

(a)	the aggregate amount of all such non-audit services provided to the Company constitutes not more than 5 percent of the total dollar amount paid by the Company to the External Auditor during the fiscal year in which the non-audit services are provided;

(b)	such services were not recognized by the Company at the time of the engagement to be non-audit services; and

(c)	such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Chairperson of the Committee or, in the absence of the Chairperson of the Committee, by the member of the Committee having the longest period of service on the Board of Directors. The decisions of any member to whom authority is delegated to preapprove a Permissible Service under this subsection shall be presented to the full Committee at its next scheduled meeting.

For purposes of this Section, the External Auditor shall not be permitted to provide to the Company, contemporaneously with the audit, any of the following non-audit services, which shall not constitute Permissible Services:

(a)	bookkeeping or other services related to the accounting records or financial statements of the Company;

(b)	financial information systems design and implementation;

(c)	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

(d)	actuarial services;

(e)	internal audit outsourcing services;

(f)	management functions or human resources;

(g)	broker or dealer, investment adviser, or investment banking services;

(h)	legal services and expert services unrelated to the audit; and

(i)	any other service that the Public Company Accounting Oversight Board established under the Sarbanes-Oxley Act of 2002 determines to be impermissible.

3.	Meet with the External Auditor prior to the commencement of the annual audit examination each year and discuss:

(a)	The adequacy of the scope of the audit.

(b)	The adequacy of the Company’s accounting principles, policies, data security and practices, and any contemplated material changes thereto.

(c)	New developments in accounting principles or reporting practices which may materially affect the Company.

(d)	The audit and non-audit fees paid to the External Auditor.

(e)	The planning and staffing of the audit.

4.	Review the scope and associated expenses of the internal audit program to be performed each year. Review the appointment or replacement of any senior internal auditing personnel.

5.	Establish policies and procedures to facilitate:

(a)	the receipt, retention, and treatment of complaints received by the Company from third parties regarding accounting, internal accounting controls, or auditing matters; and

(b)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6.	Review all internal and external audit reports and any written management responses thereto.

7.	Review annually:

(a)	A written report from the External Auditor regarding (i) the External Auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years concerning one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships, both direct and indirect, between the External Auditor and the Company. Taking into account the opinions of management and the internal auditor, evaluate the qualifications (including the qualifications and experience of senior members of the External Auditor team assigned to the Company), performance and independence of the External Auditor including considering whether the External Auditor’s quality controls are adequate and the provision of non-audit Permissible Services is compatible with maintaining the External Auditor’s independence.

(b)	The adequacy of the Audit/Finance Committee charter and the fulfillment of the Committee’s duties thereunder.

(c)	A report of the Company on environmental matters.

(d)	The External Auditor’s comment upon the technical competence and adequacy of the Company’s Financial Department staff.

(e)	The expense reports of the Chairperson of the Board and Chief Executive Officer.

(f)	Prior to submitting the annual consolidated financial statements to the Board of Directors for final approval, the following with the External Auditor and Company financial management:

(i)	The results of the completed annual audit.

(ii)	The External Auditor’s overall evaluation of the annual financial statements.

(iii)	Financial management’s overall evaluation of the annual financial statements.

(iv)	Matters relating to the conduct of the annual audit that are required to be communicated to the Committee under generally accepted auditing standards.

(g)	Prior to filing the Company’s Annual Report on Form 10-K, the following with the External Auditor, the internal auditors and management, as applicable:

(i)	The adequacy of internal accounting controls and procedures.

(ii)	Suggestions for improvements in accounting, information systems, and financial and operating controls, as expressed in the External Auditor’s annual letter to management.

(iii)	The extent to which any previously identified control and procedural weaknesses have not been corrected and the reasons therefor.

(iv)	The adequacy of the Company’s annual and interim reporting practices and the External Auditor’s views concerning the quality of financial reporting to the stockholders and the Securities and Exchange Commission.

(v)	Disclosures made in management’s discussion and analysis of financial condition and results of operation included in the Company’s Annual Report on Form 10-K.

8.	Prior to filing each of the Company’s Forms 10-Q, the Chairperson of the Committee, and if the Chairperson deems it advisable the Committee, a review and discuss the following with the External Auditor and management:

(a)	Matters that are required to be communicated to the Committee under generally accepted auditing standards.

(b)	The adequacy of the Company’s interim reporting practices and the External Auditor’s views concerning the quality of financial reporting to the stockholders and the Securities and Exchange Commission.

(c)	Disclosures made in management’s discussion and analysis of financial condition and results of operation included in the Company’s Form 10-Q, including the results of the External Auditors’ reviews of the quarterly financial statements.

9.	Periodically review the following:

(a)	The aggregate amount of non-audit Permissible Services performed by the External Auditor.

(b)	Compliance with conflicts of interest statements, the Guidelines of Business Conduct and codes of conduct and ethics applicable to directors and employees.

10.	Discuss with management and the External Auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including (i) any significant changes in the Company’s selection or application of accounting principles, (ii) any major issues as to the adequacy of the Company’s internal controls, (iii) the development, selection and disclosure of critical accounting policies and estimates, (iv) analyses of the effect of alternative assumptions and policies, estimates or methods under generally accepted accounting principles (“GAAP”) on the Company’s financial statements, (v) analyses and disclosure of financial trends, and (vi) presentation of the financial statements and notes thereto.

11.	Discuss with management the Company’s earnings press releases, including the use of “pro forma”, “adjusted” or other non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

12.	Discuss with management and the External Auditor the effect of accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

13.	Discuss with management the effect of regulatory initiatives on the Company’s financial statements.

14.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s financial risk assessment policies.

15.	Meet in separate executive sessions periodically with the Manager-Internal Audit, the External Auditor and management to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

16.	Discuss with management, the External Auditor and the Company’s General Counsel, as applicable, the Company’s compliance with applicable laws and regulations, legal matters that may have a material impact on the Company’s financial statements, any significant or material correspondence with governmental agencies, and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies and review management’s replies to such correspondence, complaints, or reports.

17.	Prepare a report for inclusion in the Company’s proxy statement, as required by the rules of the Securities and Exchange Commission. Such report shall contain a statement regarding the Committee’s recommendation as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

18.	Approve the Company’s hiring of employees or former employees of the External Auditor who were engaged on the Company’s account.

19.	The Committee may examine and consider such other matters in relation to the internal and external audits of the Company’s accounts and in relation to corporate accounting and reporting matters, as the Committee in its own discretion, determines to be desirable.

20.	It shall not be the duty or responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with GAAP.

IV.	Duties and Responsibilities of Finance Function

A.	Review all proposed changes to the capital structure of the Company, including the issuance of long-term indebtedness and the issuance of additional equity securities, and make recommendations to the Board of Directors. Periodically review the Company’s cash management strategies and financing requirements (at least annually) with respect to cash utilization, including short-term borrowings, consistent with sound financial policy and return on investment goals, as outlined in the short-term and long term business plan.

B.	Select, appoint, or remove trustees and investment managers for each of the Company’s employee benefit plan funds. Review and approve Investment Policy Guidelines to be followed by each investment manager and trustee. Review and monitor the performance of the investment managers and trustees in relation to the requirements of the Investment Policy Guidelines and the Employee Retirement Income Security Act (ERISA). Review and approve the asset allocation for the pension funds and the associated actuarial assumptions. Review projected annual pension fund contributions for each plan year and approve the appropriate percentage allocation of such payments to the investment managers and trustees.

C.	Review dividend practice.

D.	Review each capitalized long-term lease over $1,000,000.

E.	Perform such other functions which from time to time may be assigned to it by the Board of Directors.

V.	Miscellaneous Powers and Responsibilities

A.	The Committee shall have the power to investigate any matter brought to its attention within the scope of its duties. The Committee shall also have the authority without the consent of management or the Board, at the Company’s expense, to the extent it deems necessary or appropriate, to contact or access the Company’s General Counsel, outside legal counsel or retain special independent legal, accounting or other consultants, with due regard to the reasonableness of the attendant costs, to advise or assist the Committee in connection with fulfilling its obligations.

B.	The Committee shall have the responsibility to submit the minutes of all meetings of the Committee to the Board of Directors.

VI.	Good Faith Reliance

A.	The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of the Company or its affiliates whom such member believes to be reliable and competent in the matters presented, and (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

ANNUAL MEETING OF STOCKHOLDERS

OF

CARPENTER TECHNOLOGY CORPORATION

MONDAY, OCTOBER 27, 2003 - 11:00 A.M.

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ò  Please detach along perforated line and mail in the envelope provided.  ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. Election of directors: Nominees — Terms to Expire 2006				2. Approval of PricewaterhouseCoopers LLP as independent auditors.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: ☐ Carl G. Anderson, Jr. ☐ Robert J. Torcolini ☐ Kenneth L. Wolfe		This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of the nominees for directors and FOR proposal 2.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.
☐	FOR ALL EXCEPT (See instructions below)

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

YOU ARE ENCOURAGED TO TAKE ADVANTAGE OF TWO COST EFFECTIVE WAYS TO VOTE YOUR SHARES - BY TELEPHONE OR INTERNET.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				PLEASE DATE AND SIGN BELOW. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐	I plan to attend the meeting. ☐

Signature of Stockholder                                      Date:                   Signature of Stockholder                                      Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1

PROXY CARD

CARPENTER TECHNOLOGY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON OCTOBER 27, 2003

The undersigned stockholder of Carpenter Technology Corporation appoints ROBERT J. TORCOLINI and DAVID A. CHRISTIANSEN, or either of them, proxies with full power of substitution, to vote all shares of stock which the stockholder would be entitled to vote if present at the Annual Meeting of Stockholders of CARPENTER TECHNOLOGY CORPORATION and at any adjournments thereof. The meeting will be held at the Millennium Hotel New York Broadway, Millennium Conference Center, 145 West 44th Street, New York, New York, on Monday, October 27, 2003, at 11:00 a.m. local time. Said proxies are hereby granted all powers the stockholder would possess if present. The stockholder hereby revokes any proxies previously given with respect to such meeting.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card on the opposite side.

If you plan to attend the 2003 Annual Meeting of Stockholders, please mark the appropriate box on the proxy card on the reverse side. Present this ticket to the Carpenter Technology Corporation representative.

(Continued and to be signed on the reverse side)

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS

OF

CARPENTER TECHNOLOGY CORPORATION

MONDAY, OCTOBER 27, 2003 - 11:00 A.M.

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

ò  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. Election of directors: Nominees — Terms to Expire 2006				2. Approval of PricewaterhouseCoopers LLP as independent auditors.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: ☐ Carl G. Anderson, Jr. ☐ Robert J. Torcolini ☐ Kenneth L. Wolfe		This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of the nominees for directors and FOR proposal 2.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.
☐	FOR ALL EXCEPT (See instructions below)

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

YOU ARE ENCOURAGED TO TAKE ADVANTAGE OF TWO COST EFFECTIVE WAYS TO VOTE YOUR SHARES - BY TELEPHONE OR INTERNET.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				PLEASE DATE AND SIGN BELOW. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐	I plan to attend the meeting. ☐

Signature of Stockholder                                      Date:                   Signature of Stockholder                                      Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET

ANNUAL MEETING

OF

STOCKHOLDERS OF CARPENTER TECHNOLOGY CORPORATION

MONDAY, OCTOBER 27, 2003 - 11:00 A.M.

THE MILLENNIUM HOTEL NEW YORK BROADWAY

MILLENNIUM CONFERENCE CENTER

145 WEST 44TH STREET

NEW YORK, NEW YORK

1

PROXY CARD

CARPENTER TECHNOLOGY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON OCTOBER 27, 2003

The undersigned stockholder of Carpenter Technology Corporation appoints ROBERT J. TORCOLINI and DAVID A. CHRISTIANSEN, or either of them, proxies with full power of substitution, to vote all shares of stock which the stockholder would be entitled to vote if present at the Annual Meeting of Stockholders of CARPENTER TECHNOLOGY CORPORATION and at any adjournments thereof. The meeting will be held at the Millennium Hotel New York Broadway, Millennium Conference Center, 145 West 44th Street, New York, New York, on Monday, October 27, 2003, at 11:00 a.m. local time. Said proxies are hereby granted all powers the stockholder would possess if present. The stockholder hereby revokes any proxies previously given with respect to such meeting.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card on the opposite side.

If you plan to attend the 2003 Annual Meeting of Stockholders, please mark the appropriate box on the proxy card on the reverse side. Present this ticket to the Carpenter Technology Corporation representative.

(Continued and to be signed on the reverse side)

COMMENTS: